As filed with the Securities and Exchange Commission on December 14, 2007

Registration No. 33-10218

33-13210

33-40110

333-139523

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Altria Group, Inc.

(Exact name of registrant as specified in its charter)

Virginia	13-3260245
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

120 Park Avenue New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

Deferred Profit-Sharing Plan for Salaried Employees

Deferred Profit-Sharing Plan for Tobacco Workers

Deferred Profit-Sharing Plan for Craft Employees

(Full titles of the plans)

G. Penn Holsenbeck

Vice President, Associate General Counsel and Corporate Secretary

ALTRIA GROUP, INC.

120 Park Avenue

New York, New York 10017

(Name and address of agent for service)

(917) 663-4000

(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Title of Plan	Amount to be registered	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee
Common Stock, $0.33 1/3 par value per share	Deferred Profit-Sharing Plan of Salaried Employees	14,000,000 shs. (2)	$77.69	$1,087,660,000	$33,391.16
Common Stock, $0.33 1/3 par value per share	Deferred Profit-Sharing for Tobacco Workers	6,800,000 shs. (2)	$77.69	$ 528,292,000	$16,218.56
Common Stock, $0.33 1/3 par value per share	Deferred Profit-Sharing Plan for Craft Employees	6,200,000 shs. (2)	$77.69	$ 481,678,000	$14,787.51
Total		27,000,000 shs. (2)			$64,397.23

(1)	Estimated solely for the purpose of computing the registration fee and calculated in accordance with Rule 457(c) and (h) under the Securities Act of 1933, based upon the average of the high and low prices for the common stock reported in the consolidated reporting system on December 11, 2007.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

(2)	Plus such additional shares as may be issued by reason of stock splits, stock dividends or similar transactions.

Explanatory Note

Altria Group, Inc. (the “Company”) is hereby registering an aggregate of 27,000,000 shares of its common stock, $0.33  1/3 par value per share, and an indeterminate amount of plan interests, for issuance pursuant to the following employee benefit plans (collectively, the “401(k) Plans”):

Plan	Number of Shares
Deferred Profit-Sharing Plan for Salaried Employees	14,000,000
Deferred Profit-Sharing Plan for Tobacco Workers	6,800,000
Deferred Profit-Sharing Plan for Craft Employees	6,200,000

A registration statement on Form S-8 relating to the same class of securities and the same employee benefit plans is currently effective, as shown below:

Plan	Initial Filing Dates	Registration Numbers
Deferred Profit-Sharing Plan for Salaried Employees	11/18/86	33-10218, 333-139523
Deferred Profit-Sharing Plan for Tobacco Workers	4/10/87	33-13210, 333-139523
Deferred Profit-Sharing Plan for Craft Employees	4/23/91	33-40110, 333-139523

The previous Registration Statements on Form S-8 (File No. 33-10218, File No. 33-13210, File No. 33-40110 and

File No. 333-139523) filed by us with the Securities and Exchange Commission (“SEC”) (the “Previous Forms S-8”), are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

Item 8.	Exhibits.

Exhibit No.	Description
5.1	Opinion of Hunton & Williams LLP as to the legality of the securities being registered (filed herewith).

23.1	Consent of Hunton & Williams LLP (included in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm (filed herewith).

24.1	Powers of Attorney executed by Elizabeth E. Bailey, Harold Brown, Mathis Cabiallavetta, Louis C. Camilleri, J. Dudley Fishburn, Robert E. R. Huntley, Thomas W. Jones, George Muñoz, Lucio A. Noto, John S. Reed, and Stephen M. Wolf (incorporated by reference to Exhibit 24 to the Company’s Form S-8, filed with the Commission on December 20, 2006 (Reg. No. 333-139523)).

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 14th day of December, 2007.

ALTRIA GROUP, INC.

By:	/s/ Louis C. Camilleri
Louis C. Camilleri, Chairman of the Board
and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/S/ LOUIS C. CAMILLERI (Louis C. Camilleri)		Director, Chairman of the Board and Chief Executive Officer	December 14, 2007

/S/ DINYAR S. DEVITRE (Dinyar S. Devitre)		Senior Vice President and Chief Financial Officer	December 14, 2007

/s/ JOSEPH A. TIESI (Joseph A. Tiesi)		Vice President and Controller	December 14, 2007

Elizabeth E. Bailey, Harold Brown, Mathis Cabiallavetta, J. Dudley Fishburn, Robert E. R. Huntley, Thomas W. Jones, George Muñoz, Lucio A. Noto, John S. Reed, and Stephen M. Wolf		Directors

By:	/s/ LOUIS C. CAMILLERI (Louis C. Camilleri, Attorney-in-fact)		December 14, 2007

Pursuant to the requirements of the Securities Act, Howard Greene, having administrative responsibility of the Deferred Profit-Sharing Plan for Salaried Employees, has duly caused this Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 14th day of December, 2007.

DEFERRED PROFIT-SHARING PLAN FOR
SALARIED EMPLOYEES

By:	/S/ HOWARD GREENE
Name:	Howard Greene
Title:	Vice President, Compensation & Benefits

Pursuant to the requirements of the Securities Act, Howard Greene, having administrative responsibility of the Deferred Profit-Sharing Plan for Tobacco Workers, has duly caused this Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 14th day of December, 2007.

DEFERRED PROFIT-SHARING PLAN FOR
TOBACCO WORKERS

By:	/S/ HOWARD GREENE
Name:	Howard Greene
Title:	Vice President, Compensation & Benefits

Pursuant to the requirements of the Securities Act, Howard Greene, having administrative responsibility of the Deferred Profit-Sharing Plan for Craft Employees, has duly caused this Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 14th day of December, 2007.

DEFERRED PROFIT-SHARING PLAN FOR
CRAFT EMPLOYEES

By:	/S/ HOWARD GREENE
Name:	Howard Greene
Title:	Vice President, Compensation & Benefits

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Hunton & Williams LLP as to the legality of the securities being registered (filed herewith).

23.1	Consent of Hunton & Williams LLP (included in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm (filed herewith).

24.1	Powers of Attorney executed by Elizabeth E. Bailey, Harold Brown, Mathis Cabiallavetta, Louis C. Camilleri, J. Dudley Fishburn, Robert E. R. Huntley, Thomas W. Jones, George Muñoz, Lucio A. Noto, John S. Reed, and Stephen M. Wolf (incorporated by reference to Exhibit 24 to the Company’s Form S-8, filed with the Commission on September 22, 2006 (Reg. No. 333-139523)).